Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Third Quarter 2016 Profit

•                  Reported net income of $41 million, or $0.79 per diluted share, for the third quarter of 2016, up from net income of $36 million, or $0.71 per diluted share, in Q3 2015

•                  Eliminated the majority of our CRJ700 financing tail risk through 2019 via new flying contracts covering 37 CRJ700 aircraft with American Airlines

•                  Dual-class aircraft now comprise 41% of the fleet, up from 38% a year ago

ST. GEORGE, Utah, October 27, 2016.  SkyWest, Inc. (NASDAQ: SKYW) today reported financial and operating results for the third quarter of 2016, including net income of $41 million or $0.79 per diluted share, up from net income of $36 million or $0.71 per diluted share in Q3 2015.  Excluding the $9 million non-cash impact of early lease return charges on six CRJ700s, adjusted diluted earnings per share was $0.90 in Q3 2016.  Pre-tax income for the third quarter of 2016 was $67 million compared to $60 million in Q3 2015.

Operating income was $86 million for the third quarter of 2016, compared to $78 million in Q3 2015.  The improvement in operating income was primarily due to new aircraft added to profitable flying contracts, strong operating performance at SkyWest Airlines (“SkyWest Airlines”) and ExpressJet Airlines (“ExpressJet”) and economic benefit from SkyWest’s fleet transition.

Commenting on the results, Chip Childs, SkyWest, Inc. Chief Executive Officer, said “Since early 2014, we have grown earnings by executing a complex fleet transition that added 67 new E175s and reduced our 50-seat fleet by over 120 aircraft.  Our focus through 2017 will be on reducing the overall risk profile of the company, integrating the remaining deliveries of 37 E175s, optimizing how our assets and capital are deployed and positioning for future growth.  Our employees have delivered amazingly well against challenging goals and have again provided our customers with solid operating performance, despite the significant changes to our fleet during the quarter.”

Q3 2016 Financial Highlights

Revenue was $800 million in Q3 2016, up $6 million from Q3 2015.  The increase in revenue included the net impact of adding 24 new E175 aircraft since Q3 2015 and economic improvements in certain existing flying arrangements, partially offset by the removal of 29 CRJ200 and ERJ145 aircraft and nine CRJ700s over the same period.

Operating expenses were $714 million in Q3 2016, down by $2 million from Q3 2015. The reduction is primarily related to lower direct operating costs from fewer aircraft in service, offset by $9 million in early lease return charges associated with six leased CRJ700s that were removed from service and processed for lease return during Q3 2016.

Q3 2016 Operational Update

Flight completion rates at SkyWest Airlines and ExpressJet for Q3 2016 and Q3 2015 are summarized as follows:

	SkyWest Airlines		ExpressJet
	Q3 2016	Q3 2015	Q3 2016	Q3 2015
Adjusted Completion *	99.9%	99.4%	99.8%	99.8%
Raw Completion	99.4%	98.7%	96.7%	98.7%

* Adjusted Completion excludes weather cancellations. Raw Completion includes weather cancellations.

SkyWest’s total fleet in service decreased by 13 aircraft during the third quarter of 2016 as follows:

Aircraft available for scheduled service at June 30, 2016:		655
Additions/Redeployed:
New E175 aircraft added with Delta Air Lines (“Delta”):	5
New E175 aircraft added with Alaska Airlines (“Alaska”):	4
New E175 aircraft added with United Airlines (“United”):	2
Redeployed (transitioned) CRJ700 aircraft with multiple partners:	10
Total Additions/Redeployed:		21
Removals:
ERJ145 aircraft removed from service with United:	(7)
CRJ200 aircraft removed from service with multiple partners:	(11)
CRJ700 aircraft removed from service with Alaska:	(4)
CRJ700 aircraft removed from service with United:	(12)
Total Removals:		(34)
Aircraft available for scheduled service at September 30, 2016:		642

SkyWest’s total fleet in service decreased by 14 aircraft from September 30, 2015 to September 30, 2016 as follows:

Aircraft available for scheduled service at September 30, 2015:		656
Additions/Redeployed:
New E175 aircraft added with Alaska:	10
New E175 aircraft added with United:	9
New E175 aircraft added with Delta:	5
Redeployed (transitioned) CRJ700 aircraft with multiple partners:	18
Total Additions/Redeployed:		42
Removals:
ERJ145 aircraft removed from service with United:	(20)
ERJ145 aircraft removed from service with American Airlines (“American”):	(2)
CRJ200 aircraft removed from service with multiple partners (net):	(7)
CRJ700 aircraft removed from service with Alaska:	(4)
CRJ700 aircraft removed from service with United:	(23)
Total Removals:		(56)
Aircraft available for scheduled service at September 30, 2016:		642

During Q3 2016, SkyWest redeployed six CRJ700 aircraft into service under a multi-year agreement with American and redeployed four CRJ700 aircraft into service under a multi-year agreement with Delta.  SkyWest previously operated the combined 10 CRJ700s under an agreement that expired with United.  A total of 37 CRJ700 aircraft with scheduled contract expirations with United are scheduled to be redeployed with American by mid-2017, eliminating the related financing tail risk on these aircraft through 2019.

SkyWest anticipates its CRJ200 fleet and its ERJ145 fleet (“50-Seat Aircraft”) will be reduced by approximately 16 aircraft by the end of 2016 as a result of flying agreement expirations with multiple major partners.  During Q3 2016, SkyWest extended the contract term on nine CRJ200s with American from the end of 2016 to the end of Q3 2017.

Under a previously announced lease return arrangement, SkyWest is currently scheduled to return 11 additional CRJ700s over the next six months.  If the aircraft are returned as scheduled, SkyWest anticipates largely non-cash termination costs of approximately $15-17 million (pre-tax), which will be recognized as the aircraft are removed from service and processed.

The following table outlines SkyWest’s anticipated delivery schedule for new E175 aircraft through the end of 2017:

	Total in-service				Total anticipated
	September 30,	E175 Aircraft Scheduled Deliveries			in-service
	2016	Q4 2016	Q1 2017	Q2-Q4 2017	by end of 2017
United	49	9	2	5	65
Alaska	13	2	5	—	20
Delta	5	8	—	6	19
Total E175s:	67	19	7	11	104

Q3 2016 Capital and Liquidity Update

SkyWest had $564 million in cash and marketable securities at September 30, 2016, an increase of $51 million from June 30, 2016.  SkyWest issued $249 million in new long-term debt during Q3 2016 to finance the eleven new E175s delivered during the quarter.  Total debt increased by $185 million during the third quarter from the eleven new E175 aircraft net of scheduled principal payments.

In the third quarter of 2016, SkyWest used cash for capital investments of $61 million:  $44 million toward the purchase of 11 E175 aircraft and $17 million in other capital expenditures.

Reconciliation of Non-GAAP financial measures

Although SkyWest’s financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), SkyWest management believes that certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of SkyWest’s ongoing operations and may be useful for period-over-period comparisons of such operations.  The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the three months ended September 30, 2016.  Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP.  These non-GAAP financial measures exclude some, but not all, items that may affect SkyWest’s net income.  Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation to Adjusted Net Income and Diluted Earnings per Share (unaudited)

(Dollars in thousands, except per diluted share)

	Three months ended September 30, 2016
	Pre-tax income	Income tax	Net Income	Net Income per Diluted Share
GAAP income	$66,560	$(25,238)	$41,322	$0.79
Q3 2016 Adjustments (1)	9,223	(3,497)	5,726	$0.11
Non-GAAP income	$75,783	$(28,735)	$47,048	$0.90

(1) Adjusts for early lease return charges on six CRJ700s of approximately $9.2 million. This adjustment allows investors to better understand and analyze our recurring core performance in the period presented.

About SkyWest

SkyWest, Inc. is the holding company for two scheduled passenger airline operations and an aircraft leasing company. SkyWest’s airline companies provide commercial air service in cities throughout North America with more than 3,100 daily flights carrying nearly 57 million passengers annually. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines. ExpressJet Airlines operates through partnerships with United Airlines, Delta Air Lines and American Airlines. Based in St. George, Utah, SkyWest continues to set the standard for excellence across the regional industry with unmatched value for customers, shareholders and its more than 19,000 employees.

SkyWest will host its conference call to discuss third quarter 2016 results today, October 27, at 2:30 p.m. Mountain.  The conference call number is 1-877-418-5293 for domestic callers, 1-866-605-3852 for Canada callers and 1-412-717-9593 for other international callers.  Please call up to ten minutes in advance to ensure you are connected prior to the start of the call.  The conference call will also be available live on the Internet at https://www.webcaster4.com/Webcast/Page/1088/17660.

This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the third quarter 2016 earnings call, participation at investor conferences, investor presentations and monthly traffic statistic releases, can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements.  Such statements include, but are not limited to, statements about SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release.  These factors include, but are not limited to, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet and their major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the challenges and costs of integrating operations and realizing anticipated synergies and other benefits from the acquisition of ExpressJet; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest, SkyWest Airlines, or ExpressJet; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; realization of manufacturer residual value guarantees on applicable SkyWest aircraft; residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2015, entitled “Risk Factors.”

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
OPERATING REVENUES
Passenger	$781,475	$777,480	$2,310,678	$2,293,085
Ground handling and other	18,301	16,524	52,512	49,734
Total operating revenues	799,776	794,004	2,363,190	2,342,819

OPERATING EXPENSES
Salaries, wages and benefits	305,958	304,633	915,743	906,051
Aircraft maintenance, materials and repairs	143,573	147,396	424,722	461,972
Aircraft rentals	65,766	68,003	205,458	206,857
Depreciation and amortization	71,743	66,603	209,431	196,953
Aircraft fuel	33,189	31,762	90,827	90,254
Ground handling services	16,498	18,892	54,225	62,981
Other operating expenses	77,215	78,419	231,004	235,447
Total operating expenses	713,942	715,708	2,131,410	2,160,515
OPERATING INCOME	85,834	78,296	231,780	182,304
OTHER INCOME (EXPENSE)
Interest income	591	311	1,506	1,647
Interest expense	(19,865)	(19,914)	(55,876)	(56,460)
Other, net	—	1,070	—	1,070
Total other expense, net	(19,274)	(18,533)	(54,370)	(53,743)

INCOME BEFORE INCOME TAXES	66,560	59,763	177,410	128,561
PROVISION FOR INCOME TAXES	25,238	23,495	68,751	51,198
NET INCOME	$41,322	$36,268	$108,659	$77,363

BASIC EARNINGS PER SHARE	$0.80	$0.72	$2.11	$1.51
DILUTED EARNINGS PER SHARE	$0.79	$0.71	$2.08	$1.49

Weighted average common shares
Basic	51,627	50,616	51,421	51,143
Diluted	52,471	51,282	52,224	51,882

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	September 30, 2016	December 31, 2015
Cash, restricted cash, and marketable securities	$564,172	$497,919
Other current assets	560,665	519,651
Total current assets	$1,124,837	$1,017,570
Property and equipment, net	3,855,957	3,432,597
Deposit on aircraft	38,150	38,150
Other long term assets	280,820	293,667
Total assets	$5,299,764	$4,781,984

Current portion, long-term debt	$300,142	$268,667
Other current liabilities	459,477	479,359
Total current liabilities	$759,619	$748,026

Long-term debt, net of current maturities	1,924,991	1,659,234
Other long-term liabilities	991,040	868,289
Stockholders’ equity	1,624,114	1,506,435
Total liabilities and stockholder’s equity	$5,299,764	$4,781,984

Unaudited Operating Highlights

	Three Months Ended September 30				Nine Months Ended September 30
	2016	2015	Change		2016	2015	Change
Passengers carried	14,028,703	14,757,355	(4.9)%		40,612,654	42,613,648	(4.7)%
Revenue passenger miles (000)	7,248,848	7,753,692	(6.5)%		21,220,196	22,439,946	(5.4)%
Available seat miles (000)	8,689,404	9,265,717	(6.2)%		25,910,521	27,134,415	(4.5)%
Block hours	493,547	526,217	(6.2)%		1,473,756	1,574,364	(6.4)%
Departures	296,962	314,745	(5.6)%		879,891	933,430	(5.7)%
Passenger load factor	83.4%	83.7%	(0.3	)pts	81.9%	82.7%	(0.8	)pts
Yield per revenue passenger mile	$0.108	$0.100	8.0%		$0.109	$0.102	6.9%
Revenue per available seat mile	$0.092	$0.086	7.0%		$0.091	$0.086	5.8%
Cost per available seat mile	$0.084	$0.079	6.3%		$0.084	$0.082	2.4%
Average passenger trip length	517	525	(1.5)%		523	527	(0.8)%

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

Completed Block Hours by Aircraft Type and by Airline

	Three months ended September 30			Nine months ended September 30
	2016	2015	Variance	2016	2015	Variance
By Aircraft Type:
E175s	57,760	37,954	19,806	151,373	85,287	66,086
CRJ700/900s	151,659	165,872	(14,213)	471,026	490,089	(19,063)
Dual-class aircraft	209,419	203,826	5,593	622,399	575,376	47,023

CRJ200s	159,492	167,255	(7,763)	476,521	504,539	(28,018)
ERJ145/135s	124,636	155,136	(30,500)	374,836	482,125	(107,289)
EMB120s	—	—	—	—	12,324	(12,324)
Single-class aircraft	284,128	322,391	(38,263)	851,357	998,988	(147,631)
Total Block Hours	493,547	526,217	(32,670)	1,473,756	1,574,364	(100,608)

	Three months ended September 30			Nine months ended September 30
	2016	2015	Variance	2016	2015	Variance
By Airline:
SkyWest Airlines	282,287	278,074	4,213	835,445	803,741	31,704
ExpressJet	211,260	248,143	(36,883)	638,311	770,623	(132,312)
Total Block Hours	493,547	526,217	(32,670)	1,473,756	1,574,364	(100,608)

Quarterly Fleet, Block Hour and ASM Production Forecast for 2016

	As of 12/31/2015	As of 3/31/2016	As of 6/30/2016	As of 9/30/2016	As of 12/31/2016
	(Actual)	(Actual)	(Actual)	(Actual)	(Estimate)
Fleet Count (1):
E175s	45	48	56	67	86
CRJ700/900s	203	202	200	194	183
CRJ200s/ERJ145s/135s	412	406	399	381	365
Totals	660	656	655	642	634

	Q1-2016	Q2-2016	Q3-2016	Q4-2016	Total 2016
	(Actual)	(Actual)	(Actual)	(Estimate)	(Estimate)
Production (2):
Block Hours	486,872	493,336	493,547	465,000	1,939,000
ASMs (in billions)	8.5b	8.7b	8.7b	8.1b	34.0b

(1)           Fleet count excludes aircraft removed from scheduled service.  Actual fleet counts may vary from the forecast due to timing of aircraft removed from service and timing of new aircraft deliveries.

(2)           Actual production may vary from estimates for various reasons including, but not limited to, timing of aircraft removals and deliveries and anticipated flight completion rates.